March 26, 2003

Path 1 Network Technologies Inc.
6215 Ferris Square, Suite 140
San Diego, CA  92121

RE:      Palisades Master Fund L.P./Crescent International Ltd.

At your request, we hereby grant you permission to enter into and consummate a $1,500,000 fixed price convertible debt transaction with Palisades Master Fund L.P. and Crescent International Ltd. We hereby confirm that this transaction will not violate any agreements between Laurus Master Fund, Ltd. and Path 1 Network Technologies Inc.

                                         LAURUS MASTER FUND, LTD.


                                          /s/ David Grin
                                         -------------------------
                                         By: David Grin
                                         Authorized Signatory